Exhibit 99.2

First Tracks Biotherapeutics, the Planned Spin-Off of Anaptys, Secures Commitments of $145 Million in Private Placement

•	Inclusive of $80 million in proceeds from private placement by leading investors

•	First Tracks Biotherapeutics to launch with $180 million in cash and two-year cash-runway

SAN DIEGO, CA — March 27, 2026 — AnaptysBio, Inc. (Nasdaq: ANAB) today announced that its planned spin-off, First Tracks Biotherapeutics, Inc. (“First Tracks Bio”), and EcoR1 Capital (the “Selling Stockholder”) have entered into a purchase agreement with certain third-party investors for a $145 million private placement, before deducting placement agent fees and other expenses.

In the transaction, First Tracks Bio is selling an aggregate of 5,791,478 shares of First Tracks Bio’s common stock (the “Primary Shares”) at a price of $13.81 per share resulting in $80 million in gross proceeds to the company. Closing of the private placement is conditioned on, and is expected to occur upon, the completion of the previously announced spin-off of First Tracks Bio from AnaptysBio, Inc. (“Anaptys”), which is expected to occur on April 20, 2026.

The Selling Stockholder is selling an aggregate of 4,705,576 shares of First Tracks Bio’s common stock, also at a price of $13.81 per share.

First Tracks Bio intends to use the proceeds from the sale of the Primary Shares for general corporate purposes, including for clinical development of ANB033, a CD122 antagonist.

The financing included participation from new and existing investors including 683 Capital Partners, LP, Adage Capital Partners, L.P., Affinity Asset Advisors, LLC, Ally Bridge Group, Janus Henderson Investors, Palo Alto Investors LP, Point72, StemPoint Capital LP, TCGX, Trails Edge Capital Partners, Vestal Point Capital, Woodline Partners LP, a leading mutual fund, and other institutional investors.

Leerink Partners, Barclays and UBS Investment Bank are acting as placement agents for the financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities will not and have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements. First Tracks Bio has agreed to file a registration statement with the SEC registering the resale of the common stock sold in the transaction.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: whether the financing will close and the timing therefor; and whether the spin-off of First Tracks Bio will occur and the timing therefor. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property, the ability to effect the separation of companies as described herein and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Nick Montemarano

Executive Director, Investor Relations

858.732.0178

investors@anaptysbio.com